--------------------------------------------------------------------------------






                              CORNING INCORPORATED

                                    AS ISSUER

                                       TO

                               JPMORGAN CHASE BANK

                                   AS TRUSTEE

                           ---------------------------



                          SECOND SUPPLEMENTAL INDENTURE

                         Dated as of November [x], 2001


                           ---------------------------




                          3.50% Convertible Debentures
                              due November 1, 2008





--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE ONE DEFINITIONS

SECTION 1.01  DEFINITIONS......................................................2

ARTICLE TWO GENERAL PROVISIONS

SECTION 2.01  DESIGNATION OF 2008 DEBENTURES; ESTABLISHMENT OF FORM............5
SECTION 2.02  AMOUNT...........................................................6
SECTION 2.03  INTEREST.........................................................6
SECTION 2.04  DISCHARGE OF LIABILITY ON 2008 DEBENTURES........................6
SECTION 2.05  MATURITY.........................................................6
SECTION 2.06  UNCONDITIONAL RIGHTS OF HOLDERS TO RECEIVE PRINCIPAL,
              PREMIUM AND INTEREST AND TO CONVERT..............................6
SECTION 2.07  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE..............7
SECTION 2.08  MUTILATED, DESTROYED, LOST AND STOLEN 2008 DEBENTURES............7
SECTION 2.09  THE TRUSTEE......................................................7
SECTION 2.10  COVENANTS........................................................7

ARTICLE THREE REDEMPTION OF THE 2008 DEBENTURES
SECTION 3.01  REDEMPTION OF THE 2008 DEBENTURES................................7
SECTION 3.02  CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION....................8

ARTICLE FOUR CONVERSION OF THE 2008 DEBENTURES

SECTION 4.01  APPLICABILITY OF ARTICLE.........................................8
SECTION 4.02  CONVERSION RIGHT AND CONVERSION PRICE............................9
SECTION 4.03  EXERCISE OF CONVERSION RIGHT.....................................9
SECTION 4.04  FRACTIONS OF SHARES.............................................10
SECTION 4.05  ADJUSTMENT OF CONVERSION PRICE..................................11
SECTION 4.06  NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.......................16
SECTION 4.07  NOTICE OF CERTAIN CORPORATE ACTION..............................16
SECTION 4.08  COMPANY TO RESERVE COMMON STOCK.................................17
SECTION 4.09  TAXES ON CONVERSIONS............................................17
SECTION 4.10  COVENANT AS TO COMMON STOCK.....................................18
SECTION 4.11  CANCELLATION OF CONVERTED 2008 DEBENTURES.......................18
SECTION 4.12  PROVISIONS IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS...18
SECTION 4.13  RIGHTS ISSUED IN RESPECT OF COMMON STOCK........................19
SECTION 4.14  RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.............19

ARTICLE FIVE REPURCHASE OF 2008 DEBENTURES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

SECTION 5.01  GENERAL.........................................................20
SECTION 5.02  THE COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF
              REPURCHASE PRICE................................................24
SECTION 5.03  REPURCHASE WITH CASH............................................25
SECTION 5.04  PAYMENT BY ISSUANCE OF COMMON STOCK.............................25
SECTION 5.05  NOTICE OF ELECTION..............................................26
SECTION 5.06  COVENANTS OF THE COMPANY........................................27
SECTION 5.07  PROCEDURE UPON REPURCHASE.......................................28
SECTION 5.08  TAXES...........................................................28
SECTION 5.09  EFFECT OF REPURCHASE NOTICE.....................................28
SECTION 5.10  DEPOSIT OF REPURCHASE PRICE.....................................29
SECTION 5.11  2008 DEBENTURES REPURCHASED IN PART.............................29
SECTION 5.12  COMPLY WITH SECURITIES LAWS UPON REPURCHASE OF 2008 DEBENTURES..30
SECTION 5.13  REPAYMENT TO THE COMPANY........................................30
SECTION 5.14  CONVERSION ARRANGEMENT ON REPURCHASE............................30

ARTICLE SIX MISCELLANEOUS PROVISIONS

SECTION 6.01  INTEGRAL PART...................................................31
SECTION 6.02  GENERAL DEFINITIONS.............................................31
SECTION 6.03  ADOPTION, RATIFICATION AND CONFIRMATION.........................32
SECTION 6.04  EFFECT OF FIRST SUPPLEMENTAL INDENTURE..........................32
SECTION 6.05  TRUSTEE NOT RESPONSIBLE FOR RECITALS............................32
SECTION 6.06  EFFECTIVENESS...................................................32
SECTION 6.07  COUNTERPARTS....................................................32
SECTION 6.08  GOVERNING LAW...................................................32

ANNEX A - FORM OF 2008 DEBENTURE

                          SECOND SUPPLEMENTAL INDENTURE


                  THIS SECOND SUPPLEMENTAL INDENTURE, dated as of November [ ], 2001, between Corning Incorporated, a New York corporation (the "Company"), and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as trustee (the "Trustee").

                               W I T N E S S E T H


                  WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of November 8, 2000 (without regard to the provisions of a First Supplemental Indenture (the "First Supplemental Indenture"), dated even date therewith, between the Company and the Trustee, the "Indenture").

                  WHEREAS, the Indenture provides for the Company's issuance from time to time of unsecured debentures, notes or other evidence of indebtedness;

                  WHEREAS, Section 901 of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee may without the consent of any Holders of Securities enter into one or more indentures supplemental to the Indenture for, among other things, establishing the form and terms of Securities of any series;

                  WHEREAS, the Company desires to issue a series of 3.50% Convertible Debentures due November 1, 2008 under the Indenture, and has duly authorized the creation and issuance of such debentures and the execution and delivery of this Second Supplemental Indenture to supplement the Indenture as hereinafter described;

                  WHEREAS, the Company deems it advisable to enter into this Second Supplemental Indenture with the Trustee for the purpose of establishing the form and terms of such senior convertible debt securities and providing for the rights, obligations and duties of the Trustee with respect to such debt securities;

                  WHEREAS, concurrent with the execution hereof, the Company has caused its counsel to deliver to the Trustee an Opinion of Counsel or a reliance letter upon an Opinion of Counsel to the effect that the execution of this Second Supplemental Indenture is authorized or permitted by the Indenture;

                  WHEREAS, all conditions and requirements of the Indenture necessary to make this Second Supplemental Indenture a valid, binding and legal instrument of the Company in accordance with its terms have been performed and fulfilled by the Company.

                  NOW THEREFORE:

                  In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

SECTION 1.01  DEFINITIONS.

                  Unless the context otherwise requires:

                  (a) except as provided in subsection (e) below, each term defined in the Indenture has the same meaning when used in this Second Supplemental Indenture;

                  (b) each term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

                  (c) the singular includes the plural and vice versa;

                  (d) headings are for convenience of reference only and do not affect interpretation;

                  (e) not withstanding the provisions in the Indenture, for purposes of this Second Supplemental Indenture and the 2008 Debentures, the following terms have the meanings given to them in this Section 1.01(e):

                  "2008 Debenture" has the meaning specified in Section 2.01 of this Second Supplemental Indenture.

                  "Aggregate Cash Distribution Amount" has the meaning specified in Section 4.05(5) in this Second Supplemental Indenture.

                  "Capital Stock" or "capital stock" of any Person means any and all shares, interests, partnership interests, participations, rights or other equivalents (however designated) of such Person's equity interest (however designated) issued by that Person.

                  "Change in Control" has the meaning specified in Section 5.01(1) of this Second Supplemental Indenture.

                  "Change in Control Notice" has the meaning specified in
         Section 5.01(2) of this Second Supplemental Indenture.

                  "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 4.12 hereof, shares issuable on conversion of 2008 Debentures shall include only shares of the class designated as Common Stock of the Company at the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; PROVIDED that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  "Company Notice" has the meaning specified in Section 5.05 of this Second Supplemental Indenture.

                  "Company Notice Date" has the meaning specified in Section
         5.03 of this Second Supplemental Indenture.

                  "Constituent Person" has the meaning specified in Section 4.12 of this Second Supplemental Indenture.

                  "Conversion Agent" means the Person authorized by the Company to effect the conversion of the 2008 Debentures and shall initially be the agent specified in Section 2.01 of this Second Supplemental Indenture.

                  "Conversion Price" has the meaning specified in Section 4.02 of this Second Supplemental Indenture.

                  "Conversion Rate" has the meaning specified in Section 4.02 of this Second Supplemental Indenture.

                  "Conversion Right" has the meaning specified in Section 4.02 of this Second Supplemental Indenture.

                  "Coupon Rate" has the meaning specified in Section 2.03 of this Second Supplemental Indenture.

                  "Excess Amount" has the meaning specified in Section 4.05(5) of this Second Supplemental Indenture.

                  "Expiration Time" has the meaning specified in Section 4.05(6) of this Second Supplemental Indenture.

                  "Global Securities" has the meaning specified in Section 2.01 of this Second Supplemental Indenture.

                  "Issue Date" of any 2008 Debenture means the date on which the first of this series of 2008 Debentures was originally issued or deemed issued as set forth on the face of the 2008 Debenture.

                  "Market Price" has the meaning specified in Section 5.04 of this Second Supplemental Indenture.

                  "Non-Electing Share" has the meaning specified in Section 4.12 of this Second Supplemental Indenture.

                  "Predecessor 2008 Debenture" means every previous 2008 Debenture evidencing all or a portion or the same debt as that evidenced by a particular 2008 Debenture; and, for the purposes of this definition, any 2008 Debenture authenticated and delivered under
         Section 306 of the Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen 2008 Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen 2008 Debenture.

                  "Pricing Agreement" means the Pricing Agreement, dated November 8, 2001 by and among the Company and the Underwriters.

                  "Purchased Shares" has the meaning specified in 4.05(6) of this Second Supplemental Indenture.

                  "Record Date Period" means the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

                  "Repurchase Date" has the meaning specified in Section 5.01(1) of this Second Supplemental Indenture.

                  "Repurchase Notice" has the meaning specified in Section 5.01(3) of this Second Supplemental Indenture.

                  "Repurchase Price" has the meaning specified in Section 5.01(1) of this Second Supplemental Indenture.

                  "Sale Price" has the meaning specified in Section 4.05(8) of this Second Supplemental Indenture.

                  "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the Nasdaq National Market System or, if the Common Stock is not quoted on the Nasdaq National Market System, on the principal other market on which the Common Stock is then traded.

                  "Trigger Event" has the meaning specified in Section 4.13 of this Second Supplemental Indenture.

                  "Underwriters" means Goldman, Sachs & Co., J.P. Morgan Securities Inc., Bank of America Securities LLC, Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation.

                  "Unissued Shares" has the meaning specified in Section 5.01(1) of this Second Supplemental Indenture.

                  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees (or other Persons performing similar functions) of any Person, irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.


                                   ARTICLE TWO

                               GENERAL PROVISIONS

SECTION 2.01 DESIGNATION OF 2008 DEBENTURES; ESTABLISHMENT OF FORM.

                  There shall be a series of Securities designated "3.50% Convertible Debentures due November 1, 2008" of the Company (the "2008 Debentures"), and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this Second Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and which may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such 2008 Debentures, as evidenced by their execution of the 2008 Debentures (but which shall not, in any case, affect the rights or duties of the Trustee as provided in the Indenture and this Second Supplemental Indenture).

                  The 2008 Debentures will initially be issued in permanent global form, substantially in the form set forth in Annex A hereto (the "Global Securities"), registered in the name of The Depository Trust Company, or "DTC", as Depositary, or its nominee, and deposited with JPMorgan Chase Bank, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the 2008 Debentures represented thereby (or such other accounts as they may direct). Each Global Security shall represent such of the Outstanding 2008 Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding 2008 Debentures from time to time endorsed thereon and that the aggregate amount of Outstanding 2008 Debentures represented thereby may from time to time be reduced to reflect exchanges, conversions, repurchases and redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding 2008 Debentures represented thereby shall be made by the Trustee in accordance with written instructions, or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having the beneficial interest in the Global Security.

                  The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.

                  The Company initially appoints the Trustee to act as its Paying Agent and Conversion Agent, with respect to the 2008 Debentures.

SECTION 2.02  AMOUNT.

                  (a) The Trustee shall authenticate and deliver the 2008 Debentures for original issue in an aggregate principal amount of $600,000,000 (plus the amount in which the Underwriters exercise their option to purchase additional 2008 Debentures set forth in the Pricing Agreement, such amount not to exceed $90,000,000) upon Company Order for the authentication and delivery of 2008 Debentures. The aggregate principal amount of 2008 Debentures that may be authenticated and delivered under the Indenture may not exceed the amount set forth in the foregoing sentence, except for any 2008 Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2008 Debentures pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture or Section 4.03 or 5.11 of this Second Supplemental Indenture.

                  (b) The Company may not issue new 2008 Debentures to replace 2008 Debentures that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article Four of this Second Supplemental Indenture.

SECTION 2.03  INTEREST.

                  Each 2008 Debenture will bear interest at the rate of 3.50% per annum (the "Coupon Rate") from and including the original Issue Date until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded semi-annually, payable semi-annually in arrears on May 1 and November 1 in each year (each, an "Interest Payment Date"), commencing on May 1, 2002, to the Person in whose name such 2008 Debenture or any Predecessor 2008 Debenture is registered, at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the April 15 or October 15 immediately preceding that Interest Payment Date. Cash interest shall be computed in accordance with Section 310 of the Indenture. In the event that any date on which interest is payable on the 2008 Debentures is not a Business Day, then payment of interest payable on such date will be made on the immediately succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). Interest on any 2008 Debenture that is converted pursuant to Article Four during a Record Date Period shall be payable in accordance with Section 4.03 hereof.

SECTION 2.04 DISCHARGE OF LIABILITY ON 2008 DEBENTURES.

                  Article Thirteen of the Indenture shall be applicable to the 2008 Debentures.

SECTION 2.05  MATURITY.

                  The Stated Maturity of the principal of the 2008 Debentures shall be November 1, 2008.

SECTION 2.06 UNCONDITIONAL RIGHTS OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST AND TO CONVERT.

                  Notwithstanding any other provision in the Indenture or this Second Supplemental Indenture, the Holder of any 2008 Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307 of the Indenture) interest on such 2008 Debenture on the Stated Maturity expressed in such 2008 Debenture (or, in the case of redemption or repurchase, on the Redemption Date or Repurchase Date), and to convert such 2008 Debenture in accordance with its terms, and to institute suit for the enforcement of any such payment and, if applicable, any such right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 2.07 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

                  The Company shall not be required (i) to issue, register the transfer of or exchange any 2008 Debenture during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of 2008 Debentures selected for redemption and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any 2008 Debenture so selected for redemption in whole or in part, except the unredeemed portion of any 2008 Debenture being redeemed in part, or
(iii) to exchange or register a transfer of any 2008 Debenture or portions thereof in respect of which a Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a 2008 Debenture in part, the portion not to be purchased).

SECTION 2.08  MUTILATED, DESTROYED, LOST AND STOLEN 2008 DEBENTURES.

                  In case any mutilated, destroyed, lost or stolen 2008 Debenture has or is about to become due and payable, or is about to be redeemed or repurchased by the Company upon a Change in Control pursuant to Article Five of this Second Supplemental Indenture, the Company in its discretion may, instead of issuing a new 2008 Debenture, pay such 2008 Debenture.

SECTION 2.09 THE TRUSTEE.

                  The provisions of Section 607 of the Indenture shall survive the resignation or removal of the Trustee and the termination of the Indenture and this Second Supplemental Indenture.

SECTION 2.10  COVENANTS.

                  Sections 1008 and 1009 of the Indenture shall not apply to the 2008 Debentures.


                                  ARTICLE THREE

                        REDEMPTION OF THE 2008 DEBENTURES

SECTION 3.01 REDEMPTION OF THE 2008 DEBENTURES.

                  (a) The Company, at its option, may redeem the 2008 Debentures in accordance with the provisions of and at the Redemption Prices set forth under the captions "Optional Redemption" in the 2008 Debentures and in accordance with the provisions of Article Eleven of the Indenture and this Second Supplemental Indenture. All notices of redemption of the 2008 Debentures shall state that there exists a Conversion Right.

                  (b) There shall be no sinking fund for the retirement of the 2008 Debentures.

SECTION 3.02 CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

                  The Company may arrange for the purchase and conversion of any 2008 Debentures called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such 2008 Debentures by paying to a Paying Agent (other than the Company or any of its Affiliates) for the benefit of the Holders, on or before 11:00 A.M. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such 2008 Debentures, is not less than the Redemption Price of such 2008 Debentures together with interest accrued to the Redemption Date. Notwithstanding anything to the contrary contained in this Article Three, the obligation of the Company to pay the Redemption Price of such 2008 Debentures, including interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; PROVIDED, HOWEVER, that nothing in this Section 3.02 shall relieve the Company of its obligation to pay the Redemption Price on 2008 Debentures called for redemption. If such an agreement is entered into, any 2008 Debentures called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Four hereof) surrendered by such purchasers for conversion, all as of 11:00 A.M. New York City time on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose 2008 Debentures are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of 2008 Debentures. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any 2008 Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in the Indenture and this Second Supplemental Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any 2008 Debentures between the Company and such purchasers, including without limitation the costs and expenses incurred by the Paying Agent in the defense of any claim or liability reasonably incurred without negligence or bad faith on its part arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under the Indenture and this Second Supplemental Indenture, in accordance with the indemnity provisions applicable to the Trustee set forth in the Indenture.


                                  ARTICLE FOUR

                        CONVERSION OF THE 2008 DEBENTURES

SECTION 4.01 APPLICABILITY OF ARTICLE.

                  Pursuant to Section 301 of the Indenture, provision is hereby made for the conversion of the 2008 Debentures pursuant to this Article Four.

SECTION 4.02  CONVERSION RIGHT AND CONVERSION PRICE.

                  Subject to and upon compliance with the provisions of this Article Four, at the option of the Holder thereof, any 2008 Debenture may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion (the "Conversion Right"). The ratio derived by dividing $1,000 by the then-applicable Conversion Price is referred to herein as the "Conversion Rate." Such Conversion Right shall commence on the Issue Date of the 2008 Debentures and expire at the close of business on the Business Day immediately preceding the Stated Maturity of the principal of the 2008 Debentures. In case a 2008 Debenture or portion thereof is called for redemption or the Holder thereof exercises its right to require the Company to repurchase the 2008 Debenture upon a Change in Control, such Conversion Right in respect of the 2008 Debenture or portion thereof so called or repurchasable shall expire at the close of business on the Business Day immediately preceding the Redemption Date or Repurchase Date, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be, in which case the Conversion Right shall terminate at the close of business on the date such default is cured and such 2008 Debenture is redeemed or repurchased. Any 2008 Debenture in respect of which a Repurchase Notice has been given may not be converted pursuant to this Article Four on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn in accordance with Section 5.09 hereof.

                  A Holder of a 2008 Debenture is not entitled to any rights of a holder of Common Stock until such Holder has converted its 2008 Debenture into Common Stock and only to the extent such 2008 Debenture is deemed to have been converted into Common Stock pursuant to this Article Four.

                  The price at which shares of Common Stock shall be delivered upon conversion is herein referred to as the "Conversion Price". The initial Conversion Price shall be $9.6750 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in Section 4.05 hereof.

SECTION 4.03 EXERCISE OF CONVERSION RIGHT.

                  In order to exercise the Conversion Right, the Holder of any 2008 Debenture to be converted shall surrender such 2008 Debenture, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 1002 of the Indenture, accompanied by written notice to the Company at such office or agency that the Holder elects to convert such 2008 Debenture or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Each 2008 Debenture surrendered for conversion (in whole or in part) within the Record Date Period shall (except in the case of any 2008 Debenture or portion thereof which has been called for redemption on a Redemption Date, or is repurchasable on a Repurchase Date, occurring, in either case, within such Record Date Period or on the Interest Payment Date immediately following such Record Date Period and, as a result, the right to convert such 2008 Debenture would otherwise terminate within such Record Date Period if not exercised) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on the Interest Payment Date immediately following the Record Date Period on the principal amount of such 2008 Debenture (or part thereof, as the case may be) being surrendered for conversion. The interest so payable on such Interest Payment Date with respect to any 2008 Debenture (or portion thereof, if applicable) that is surrendered for conversion during the Record Date Period shall be paid to the Holder of such 2008 Debenture as of the Regular Record Date immediately preceding the Record Date Period in an amount equal to the interest that would have been payable on such 2008 Debenture if such

2008 Debenture had been converted as of the close of business on such Interest Payment Date. Interest payable on any Interest Payment Date in respect of any 2008 Debenture surrendered for conversion on or after such Interest Payment Date shall be paid to the Holder of such 2008 Debenture as of the Regular Record Date immediately preceding such Interest Payment Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph and subject to the last sentence of Section 2.03 hereof, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date immediately preceding the conversion date, in respect of any 2008 Debenture (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company's delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractional shares of Common Stock, as provided in this Second Supplemental Indenture) into which a 2008 Debenture is convertible will be deemed to satisfy the Company's obligation to pay the principal amount of the 2008 Debenture.

                  If surrendered, the 2008 Debentures shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such 2008 Debentures for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such 2008 Debentures as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and deliver at its office or agency maintained pursuant to Section 1002 of the Indenture a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fractional share of Common Stock, as provided in Section 4.04 hereof.

                  In the case of any 2008 Debenture which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new 2008 Debenture or 2008 Debentures of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such 2008 Debenture.

SECTION 4.04 FRACTIONS OF SHARES.

                  No fractional shares of Common Stock shall be issued upon conversion of 2008 Debentures. If more than one 2008 Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the 2008 Debentures (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any 2008 Debenture or 2008 Debentures (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Sale Price of Common Stock (as defined in Section 4.05(8) hereof) at the close of business on the Trading Day immediately preceding the day of conversion.

SECTION 4.05 ADJUSTMENT OF CONVERSION PRICE.

                  (1) In case at any time after the Issue Date of the 2008 Debentures, the Company shall pay or make a dividend or other distribution on any class of Capital Stock of the Company payable in shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which (a) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (b) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Price shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Price that would have been in effect if such determination date had not been fixed. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractional shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (2) In case at any time after the Issue Date of the 2008 Debentures, the Company shall issue rights, options or warrants to all holders of its Common Stock (not being available on an equivalent basis to Holders of the 2008 Debentures upon conversion) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which (a) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and (b) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such dated fixed for determination, any such rights, options or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Price shall be immediately readjusted, effective as of the date such rights, options or warrants expire, or the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Price that would have been in effect if the unexercised rights, options or warrants had never been granted or such determination date had not been fixed, as the case may be. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractional shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

                  (3) In case at any time after the Issue Date of the 2008 Debentures, outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion

Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (4) In case at any time after the Issue Date of the 2008 Debentures, the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including cash or assets or securities, but excluding (i) any dividend or distribution referred to in paragraph (1) of this Section 4.05, (ii) any rights, options or warrants referred to in paragraph (2) of this Section 4.05, (iii) any subdivision or combination of the Common Stock referred to in paragraph (3) of this Section 4.05, (iv) any dividend or distribution paid exclusively in cash, and (v) any consideration distributed in any merger or consolidation to which
Section 4.12 applies), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If after any such date fixed for determination, any such distribution is not in fact made, the Conversion Price shall be immediately readjusted, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Price that would have been in effect if such determination date had not been fixed.

                  (5) In case at any time after the Issue Date of the 2008 Debentures, the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 4.12 hereof applies or as part of a distribution referred to in paragraph (4) of this Section 4.05) in an aggregate amount that, combined together with:

                  (A) the aggregate amount of any other such all-cash distributions made to all holders of its Common Stock within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) has been made, and

                  (B) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of any other consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (6) of this Section 4.05 has been made (the amount of such cash distribution together with the amounts described in clauses (A) and (B) above being referred to herein as the "Aggregate Cash Distribution Amount") exceeds 10% of the product of (I) the current market price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution, times (II) the number of shares of Common Stock outstanding on such date (the amount by which the Aggregate Cash Distribution Amount exceeds 10% of the product of the amounts described in clauses (I) and
         (II) above being referred to herein as the "Excess Amount"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Price shall be decreased in accordance with the following formula:

                            M - (EA/O)
                  AC = CP x ----------
                                 M

         Where:

                  AC  = the adjusted Conversion Price.

                  CP = the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive the distribution.

                   M = the current market price per share (determined as provided in paragraph (8) of this Section 4.05) of the Common Stock on the date fixed for determination of the stockholders entitled to receive the distribution.

                  EA  = the Excess Amount.

                   O = the number of shares of Common Stock outstanding on the date fixed for determination of the stockholders entitled to receive the distribution.

                  If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Price shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Price that would have been in effect if such determination date had not been fixed.

                  (6) In case at any time after the Issue Date of the 2008 Debentures, a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with:

                  (A) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) has been made, and

                  (B) the aggregate amount of any all-cash distributions referred to in paragraph (5) of this Section 4.05 made to all holders of the Company's Common Stock within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (5) of this Section 4.05 has been made, exceeds 10% of the product of (I) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended), times (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted in accordance with the following formula:

                     (M x O) - C
         AC = CP x   ------------
                     M x (O - TS)

         Where:

         AC       = the adjusted Conversion Price.

         CP = the Conversion Price immediately prior to close of business on the date of the Expiration Time.

         M = the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 4.05) on the date of the Expiration Time.

         O = the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time.

         C = the amount of cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below).

         TS = the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

                  In the event that the Company is obligated to purchase shares pursuant to any tender offer, but the Company is permanently prevented by applicable law from effecting any such purchase or otherwise terminates such tender offer for any reason, the Conversion Price shall be immediately readjusted to the Conversion Price which would have been in effect if such tender offer had not been made.

                  (7) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 4.12 hereof applies) shall be deemed to involve (a) a distribution of such securities to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this
Section 4.05), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section 4.05).

                  (8) For the purpose of any computation under paragraphs
(2), (4), (5) and (6) of this Section 4.05, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Sale Price for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than the earlier of the day in question and the day before the "'ex' date" with respect to the issuance or distribution requiring such computation. The "Sale Price" for each day means the last reported sales price per share regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and ask prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and ask prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

                  (9) No adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph
(9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (9) shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Unless any other provision of this Section 4.05 (including but not limited to paragraphs (1) through (7)) is applicable, no adjustment need be made for a change in the par value or no par value of the Common Stock.

                  (10) The Company may make such reductions in the Conversion Price, in addition to those required by this Section 4.05, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights, options or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) business days, the reduction is irrevocable during the period, and the Board of Directors of the Company shall have made a determination that such reduction would be in the best interest of the Company, which determination shall be conclusive; PROVIDED, HOWEVER, that no such reduction shall be taken into account for purposes of determining whether the Sale Price of the Common Stock equals or exceeds 105% of the Conversion Price in connection with an event which would otherwise be a Change in Control pursuant to Section 5.01 hereof. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to Holders of record of the 2008 Debentures a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (10) and its actions in so doing shall be final and conclusive.

                  (11) Notwithstanding the foregoing provisions of this Section 4.05, no adjustment of the Conversion Price shall be required to be made (a) upon the issuance of shares of Common Stock pursuant to any present or future plan for the reinvestment of dividends or (b) because of a tender or exchange offer of the character described in Rule 13e-4(h)(5) under the Exchange Act or any successor rule thereto.

SECTION 4.06 NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

                  Whenever the Conversion Price is adjusted as herein provided:

                  (a) the Company shall compute the adjusted Conversion Price in accordance with Section 4.05 hereof and shall prepare an Officers' Certificate, one of the signatories of which shall be the Treasurer of the Company, setting forth the adjusted Conversion Price and the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of 2008 Debentures pursuant to Section 1002 of the Indenture; and

                  (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to the Trustee and all Holders at their last addresses as they shall appear in the Security Register.

SECTION 4.07  NOTICE OF CERTAIN CORPORATE ACTION.

                  In case at any time after the date hereof:

                  (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) exclusively in cash in an amount that would require an adjustment of the Conversion Price pursuant to
Section 4.05 hereof or (ii) otherwise than exclusively in cash; or

                  (b) the Company shall authorize the granting to all or substantially all holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights; or

                  (c) the Company shall effect any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                  (d) the occurrence of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of 2008 Debentures pursuant to Section 1002 of the Indenture, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses
(a) through (d) of this Section 4.07. If at the time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

                  The Company shall cause to be filed at the Corporate Trust Office and each office or agency maintained for the purpose of conversion of 2008 Debentures pursuant to Section 1002 of the Indenture, and shall cause to be provided to all Holders, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

SECTION 4.08  COMPANY TO RESERVE COMMON STOCK.

                  The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of 2008 Debentures, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding 2008 Debentures.

SECTION 4.09 TAXES ON CONVERSIONS.

                  The Company will pay any documentary, stamp or similar issue or transfer tax due on such issue or delivery of shares of Common Stock on conversion of 2008 Debentures pursuant hereto.

                  The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the 2008 Debenture or 2008 Debentures to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

SECTION 4.10 COVENANT AS TO COMMON STOCK.

                  The Company covenants that all shares of Common Stock which may be issued upon conversion of 2008 Debentures, upon such issuance, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 4.09 hereof, the Company will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 4.11 CANCELLATION OF CONVERTED 2008 DEBENTURES.

                  All 2008 Debentures delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309 of the Indenture.

SECTION 4.12 PROVISIONS IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS.

                  In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each 2008 Debenture then Outstanding shall have the right thereafter, during the period such 2008 Debenture shall be convertible as specified in Section 4.02 hereof, to convert such 2008 Debenture only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such 2008 Debenture might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such conveyance, sale, transfer or lease was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (PROVIDED that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this Section 4.12 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Four. The above provisions of this Section shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each 2008 Debenture as provided in Section 106 of the Indenture promptly upon such execution.

SECTION 4.13  RIGHTS ISSUED IN RESPECT OF COMMON STOCK.

                  Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

                  (i) are deemed to be transferred with such shares of Common Stock,

                  (ii) are not exercisable, and

                  (iii) are also issued in respect of future issuances of Common Stock shall not be deemed distributed for purposes of Section 4.05 hereof until the occurrence of the earliest Trigger Event. In the event any distribution of rights or warrants and a Trigger Event with respect thereto that occur after the Issue Date but prior to the date the 2008 Debenture is converted, the Holder who converts the 2008 Debenture after such Trigger Event, is not entitled to receive the rights or warrants that would otherwise have been attached (had the Trigger Event occurred after the conversion) to the shares of Common Stock received upon such conversion, PROVIDED HOWEVER, that an adjustment shall be made to the Conversion Price pursuant to Section 4.05(2) as if the rights were being distributed to the holders of Common Stock of the Company immediately prior to such conversion. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Price under Section 4.05(2) hereof, (1) in the case of any rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be readjusted as if such rights or warrants had not been issued.

SECTION 4.14 RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.

                  Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property or cash which may at any time be issued or delivered upon the conversion of any 2008 Debenture; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any 2008 Debenture for the purpose of conversion, or, subject to Section 601 of the Indenture, to comply with any of the covenants of the Company contained in this Article Four.

                                  ARTICLE FIVE

                REPURCHASE OF 2008 DEBENTURES AT OPTION OF HOLDER

                            UPON A CHANGE IN CONTROL

SECTION 5.01  GENERAL.

                  The Company may be required to repurchase 2008 Debentures in accordance with their terms and in accordance with this Article.

                  (1) If at any time that 2008 Debentures remain Outstanding there shall occur a Change in Control, 2008 Debentures shall be repurchased by the Company at the option of the Holders thereof as of the date that is 35 Business Days after the occurrence of the Change in Control (the "Repurchase Date") at a repurchase price equal to 100% of the principal amount of the 2008 Debentures to be repurchased plus interest accrued and unpaid to, but excluding, the Repurchase Date (the "Repurchase Price"); PROVIDED, HOWEVER, that installments of interest on 2008 Debentures whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such 2008 Debentures, or one or more Predecessor 2008 Debentures, registered as such on the relevant Record Date according to their terms and the provisions of Section 307 of the Indenture and Section 2.03 of this Second Supplemental Indenture. Such right to require the repurchase of the 2008 Debentures shall not continue after a discharge of the Company from its obligations with respect to the 2008 Debentures in accordance with Article Four of the Indenture, unless a Change in Control shall have occurred prior to such discharge. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth in Section 5.04 hereof, by delivery of shares of Common Stock as set forth in such Section 5.04. Whenever in the Indenture and this Second Supplemental Indenture there is a reference, in any context, to the principal of any 2008 Debenture as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such 2008 Debenture to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of the Indenture and this Second Supplemental Indenture shall not be construed as excluding the Repurchase Price in those provisions thereof when such express mention is not made.

                  A "Change in Control" shall be deemed to have occurred at the time, after the original issuance of the 2008 Debentures, of:

                  (A) the acquisition by any person or group of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of Capital Stock of the Company entitling such person to exercise 50% or more of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in the elections of directors, other than any such acquisition by the Company, any Subsidiary of the Company or any employee benefit plan of the Company existing on the date of this Second Supplemental Indenture; or

                  (B) any consolidation or merger of the Company with or into any other person, or any merger of another person with or into the Company, or any conveyance, transfer, sale, lease or similar disposition of all or substantially all of the Company's assets to another person (other than any such transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, (y) pursuant to which holders of 50% or more of the total voting power of all shares of the Company's Capital Stock entitled to vote generally in the election of directors immediately preceding such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after such transaction or (z) that is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock of the surviving entity);

         PROVIDED, HOWEVER, that a Change in Control shall not be deemed to have occurred if:

                  (X) the Sale Price on any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the date of the Change in Control or the date of the public announcement of the Change in Control (in the case of a Change in Control under clause (A) above) or the period of 10 consecutive Trading Days ending immediately prior to the date of the Change in Control (in the case of a Change in Control under clause (B) above) shall equal or exceed 105% of the Conversion Price of the 2008 Debentures in effect on each such Trading Day; or

                  (Y) all of the consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights, in a merger or consolidation otherwise constituting a Change in Control consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market, or will be so traded or quoted immediately following such merger or consolidation, and as a result of such merger or consolidation the 2008 Debentures become convertible solely into such common stock.

                  For the purpose of the definition of "Change in Control", (i) "person" and "group" have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 3d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the "person" or "group" (as such terms are defined above) or other person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner". The term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

                  (2) Within 15 Business Days after the occurrence of a Change in Control, the Company shall give a written notice of the Change in Control to the Trustee and to each Holder (the "Change in Control Notice"). Failure to give such Change in Control Notice shall constitute an Event of Default under Section 501 of the Indenture. The notice shall include the form of a Repurchase Notice to be completed by the Holder, which shall include the information required pursuant to Section 5.01(3) hereof, and shall state:

                  (A) the date of such Change in Control and, briefly, the events causing such Change in Control;

                  (B) the date by which the Repurchase Notice pursuant to this
         Section 5.01 must be given;

                  (C) the Repurchase Date;

                  (D) the Repurchase Price;

                  (E) briefly, the Conversion Rights of the 2008 Debentures;

                  (F) the name and address of each Paying Agent and Conversion Agent;

                  (G) the Conversion Price and any adjustments thereto;

                  (H) that 2008 Debentures as to which a Repurchase Notice has been given may be converted into Common Stock pursuant to Article Four only to the extent that the Repurchase Notice has been withdrawn in accordance with the terms of this Second Supplemental Indenture;

                  (I) the procedures that the Holder must follow to exercise rights under this Section 5.01;

                  (J) the procedures for withdrawing a Repurchase Notice, including a form of notice of withdrawal; and

                  (K) that the Holder must satisfy the requirements set forth in the 2008 Debentures in order to convert the 2008 Debentures.

                  If any of the 2008 Debentures is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

                  (3) A Holder may exercise its rights specified in subsection
(1) of this Section 5.01 upon delivery of a written notice of the exercise of such rights (a "Repurchase Notice") to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date stating:

                  (A) the certificate number of the 2008 Debenture which the Holder will deliver to be repurchased,

                  (B) the portion of the principal amount of the 2008 Debenture which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof,

                  (C) that such 2008 Debenture shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified under the paragraph "Repurchase of 2008 Debentures at the Option of the Holder Upon a Change in Control" of the 2008 Debentures and in this Second Supplemental Indenture, and

                  (D) in the event that the Company elects, pursuant to Section
         5.02 hereof, to pay the Repurchase Price to be paid as of such Repurchase Date, in whole or in part, in Common Stock but such portion of the Repurchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Repurchase Price in Common Stock is not satisfied prior to the close of business on such Repurchase Date, as set forth in Section 5.04 hereof, whether such Holder elects (i) to withdraw such Repurchase Notice as to some or all of the 2008 Debentures to which such Repurchase Notice relates (stating the principal amount and certificate numbers of the 2008 Debentures as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Repurchase Price for all 2008 Debentures (or portions thereof) to which such Repurchase Price relates.

                  (4) The delivery of such 2008 Debenture to the Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor.

                  If a Holder, in such Repurchase Notice or in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section
5.09 hereof, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 5.01(3), such Holder shall be deemed to have elected to receive cash in respect of the Repurchase Price for all 2008 Debentures subject to the Repurchase Notice in the circumstances set forth in such clause (D).

                  The Company shall repurchase from the Holder thereof, pursuant to this Section 5.01, a portion of a 2008 Debenture only if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture and this Second Supplemental Indenture that apply to the repurchase of all of a 2008 Debenture pursuant to Sections 5.02 through 5.10 hereof also apply to the repurchase of such portion of such 2008 Debenture.

                  If any 2008 Debenture (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such 2008 Debenture (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 3.50% per annum, and each 2008 Debenture shall remain convertible into Common Stock until the principal of such 2008 Debenture (or portion thereof, as the case may be) shall have been paid or duly provided for.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this subsection (4) shall have the right to withdraw such Repurchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 5.09 hereof.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written withdrawal thereof.

                  Anything herein to the contrary notwithstanding, in the case of Global Securities, any Repurchase Notice may be delivered or withdrawn and such 2008 Debentures may be surrendered or delivered for repurchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

SECTION 5.02 THE COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF REPURCHASE PRICE.

                  The Repurchase Price of 2008 Debentures in respect of which a Repurchase Notice pursuant to Section 5.01 hereof has been given, or a specified percentage thereof, will be paid by the Company, at the election of the Company, with cash or Common Stock or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 5.03, 5.04 and 5.05 hereof. The Company shall designate, in the Company Notice delivered pursuant to Section
5.05 hereof, whether the Company will repurchase the 2008 Debentures for cash or Common Stock, or, if a combination thereof, the percentages of 2008 Debentures in respect of which it will pay in cash and Common Stock; PROVIDED that the Company will pay cash for fractional shares of Common Stock. For purposes of determining the existence of potential fractional interests, all 2008 Debentures subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose 2008 Debentures are repurchased pursuant to this Article Five shall receive the same percentage of cash or Common Stock in payment of the Repurchase Price for such 2008 Debentures, except (i) as provided in Section 5.04 hereof with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to repurchase the 2008 Debentures of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may repurchase the 2008 Debentures of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 5.02 or pursuant to Section 5.04 in the event of a failure to satisfy, prior to the close of business on the Repurchase Date, any condition to the payment of the Repurchase Price, in whole or in part, in Common Stock.

                  At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (i) the manner of payment selected by the Company,

                  (ii) the information required by Section 5.05 hereof,

                  (iii) if the Company elects to pay the Repurchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 5.04 hereof have been or will be complied with, and

                  (iv) whether the Company directs the Trustee to give the Company Notice required by Section 5.05 hereof.

SECTION 5.03 REPURCHASE WITH CASH.

                  On each Repurchase Date, at the option of the Company, the Repurchase Price of 2008 Debentures in respect of which a Repurchase Notice pursuant to Section 5.01 hereof has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Repurchase Price of such 2008 Debentures. If the Company elects to repurchase 2008 Debentures with cash, the Company Notice, as provided in Section 5.05 hereof, shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Repurchase Date (the "Company Notice Date").

SECTION 5.04 PAYMENT BY ISSUANCE OF COMMON STOCK.

                  On each Repurchase Date, at the option of the Company, the Repurchase Price of 2008 Debentures in respect of which a Repurchase Notice pursuant to Section 5.01 hereof has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Repurchase Price of such 2008 Debentures in cash by (ii) 95% of the Market Price of a share of Common Stock, subject to the immediately succeeding paragraph.

                  The Company will not issue a fractional share of Common Stock in payment of the Repurchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of fractional shares of Common Stock shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent with one half cent being rounded upwards. It is understood that if a Holder elects to have more than one 2008 Debenture repurchased, the number of shares of Common Stock shall be based on the aggregate amount of 2008 Debentures to be repurchased. If the Company elects to repurchase the 2008 Debentures by the issuance of Common Stock, the Company Notice, as provided in Section 5.05 of this Second Supplemental Indenture, shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

                  The Company's right to exercise its election to repurchase the 2008 Debentures pursuant to this Article Five through the issuance of Common Stock shall be conditioned upon:

                  (i) the Company not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to repurchase all or a specified percentage of the 2008 Debentures with Common Stock as provided herein;

                  (ii) the registration of the Common Stock to be issued in respect of the payment of the Repurchase Price under the Securities Act or the Exchange Act, in each case, if required for the initial issuance thereof;

                  (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Second Supplemental Indenture and (B) the Common Stock to be issued by the Company in payment of the Repurchase Price in respect of 2008 Debentures has been duly authorized and, when issued and delivered pursuant to the terms of this Second Supplemental Indenture in payment of the Repurchase Price in respect of the 2008 Debentures, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officer's Certificate, stating that conditions
         (i), (ii) and (iii) above and the condition set forth in the second sentence of the following paragraph have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and
         (iii) above have been satisfied.

                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of 2008 Debentures and the Sale Price of a share of Common Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending on the third Trading Days prior to the applicable Repurchase Date. The Company may pay the Repurchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in The Wall Street Journal or another daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Repurchase Date and the Company has elected to repurchase the 2008 Debentures pursuant to this Article Five in whole or in part through the issuance of Common Stock, the Company shall pay, without further notice, the entire Repurchase Price of the 2008 Debentures of such Holder or Holders in cash. The "Market Price" in this Article Five means the average of the Sale Prices of the Common Stock for the five Trading Day period immediately preceding and including the third Trading Day prior to the applicable Repurchase Date appropriately adjusted to take into account the occurrence of any event described in Section 4.05 hereof, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Repurchase Date.

SECTION 5.05 NOTICE OF ELECTION.

                  The Company's notice of election to repurchase with cash or Common Stock or any combination thereof shall be sent to the Holders in the manner provided in Section 106 of the Indenture at the time specified in Section
5.03 or 5.04 hereof, as applicable (the "Company Notice"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

                  In the event the Company has elected to pay the Repurchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                           (1) state that each Holder will receive Common Stock
                  with a value, based on the calculation in the first paragraph of Section 5.04 hereof, equal to such specified percentage of the Repurchase Price of the 2008 Debentures held by such Holder (except any cash amount to be paid in lieu of fractional shares of Common Stock);

                           (2) set forth the method of calculating the Market
                  Price of the Common Stock; and

                           (3) state that because the Market Price of Common
                  Stock will be determined prior to the Repurchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Repurchase Date.

                  In any case, each Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

                           (A) the Repurchase Price and the Conversion Price;

                           (B) the name and address of the Paying Agent and the
                  Conversion Agent;

                           (C) that the 2008 Debentures as to which a Repurchase
                  Notice has been given may be converted pursuant to Article Four hereof only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Second Supplemental Indenture;

                           (D) that 2008 Debentures must be surrendered to the
                  Paying Agent to collect payment;

                           (E) that the Repurchase Price for any 2008 Debenture
                  as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such 2008 Debenture as described in (D);

                           (F) the procedures the Holder must follow to exercise
                  repurchase rights under this Article Five and a brief description of those rights;

                           (G) briefly, the Conversion Rights of the 2008
                  Debentures; and

                           (H) the procedures for withdrawing a Repurchase
                  Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 5.01 or 5.09 hereof).

                  At the Company's written direction, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that, in all cases, the text of such Company Notice shall be prepared by the Company. The Trustee shall bear no responsibility or liability with respect to the accuracy of the content of the Company Notice.

SECTION 5.06 COVENANTS OF THE COMPANY.

                  All Common Stock delivered upon repurchase of the 2008 Debentures shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim. The Company shall use its reasonable efforts to list or cause to have quoted any Common Stock to be issued to repurchase 2008 Debentures on the principal national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

SECTION 5.07  PROCEDURE UPON REPURCHASE.

                  The Company shall deposit cash (in respect of a cash repurchase under Section 5.03 hereof or for fractional shares of Common Stock, as applicable) or Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 5.10 hereof, sufficient to pay the aggregate Repurchase Price of all 2008 Debentures to be repurchased on the applicable Repurchase Date pursuant to this Article Five.

                  As soon as practicable after the Repurchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Repurchase Price and cash in lieu of any fractional shares of Common Stock. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Repurchase Date. Subject to Section 5.04 hereof, no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Repurchase Date.

SECTION 5.08  TAXES.

                  If a Holder of a 2008 Debenture is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax or charge due on such issue of Common Stock. However, the Holder shall pay any such tax or charge which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax or charge which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name.

SECTION 5.09 EFFECT OF REPURCHASE NOTICE.

                  Upon receipt by the Paying Agent of the Repurchase Notice, the Holder of the 2008 Debenture in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price with respect to such 2008 Debenture. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or Common Stock by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such 2008 Debenture (PROVIDED the conditions in Section 5.01 hereof have been satisfied) and (y) the time of delivery of such 2008 Debenture to the Paying Agent by the Holder thereof in the manner required by Section 5.01 hereof. Any 2008 Debentures in respect of which a Repurchase Notice has been given may not be converted pursuant to Article Four hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn in accordance with the following two paragraphs.

                  A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the applicable Repurchase Date specifying:

                  (1) the certificate number of the 2008 Debenture in respect of which such notice of withdrawal is being submitted;

                  (2) the principal amount of the 2008 Debenture with respect to which such notice of withdrawal is being submitted; and

                  (3) the principal amount, if any, of such 2008 Debenture which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

                  A written notice of withdrawal of a Repurchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Repurchase Notice pursuant to the terms of
Section 5.01(3)(D) hereof or (ii) a conditional withdrawal containing the information set forth in Section 5.01(3)(D) hereof and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                  There shall be no repurchase of any 2008 Debentures pursuant to this Article Five (other than through the issuance of Common Stock in payment of the Repurchase Price, including cash in lieu of fractional shares of Common Stock) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such 2008 Debentures, of the required Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2008 Debentures). The Paying Agent will promptly return to the respective Holders thereof any (x) 2008 Debentures with respect to which a Repurchase Notice has been withdrawn in compliance with this Second Supplemental Indenture, or (y) except to the extent such 2008 Debentures are being paid in shares of Common Stock, any 2008 Debentures held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2008 Debentures), in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 5.10 DEPOSIT OF REPURCHASE PRICE.

                  Prior to 11:00 a.m. (New York City time) on the Repurchase Date, the Company shall deposit with the Paying Agent an amount of money (in immediately available funds) and/or Common Stock, if permitted hereunder, sufficient to pay the aggregate Repurchase Price of all of the 2008 Debentures or portions thereof which are to be repurchased as of the Repurchase Date. If a Paying Agent holds, in accordance with the terms hereof, money, and/or shares of Common Stock sufficient to pay the Repurchase Price of any 2008 Debenture for which a Repurchase Notice has been tendered and not withdrawn in accordance with this Second Supplemental Indenture then, on the Repurchase Date, such 2008 Debenture will cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Repurchase Price as aforesaid).

                  The manner in which the deposit required by this Section 5.10 is made by the Company shall be at the option of the Company, PROVIDED that such deposit shall be made in a manner such that a Paying Agent shall have immediately available funds and/or shares of Common Stock by 11:00 a.m. (New York City time) on the Repurchase Date.

SECTION 5.11  2008 DEBENTURES REPURCHASED IN PART.

                  Any 2008 Debenture which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2008 Debenture, without service charge, a new 2008 Debenture or 2008 Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the 2008 Debenture so surrendered which is not repurchased.

SECTION 5.12  COMPLY WITH SECURITIES LAWS UPON REPURCHASE OF 2008 DEBENTURES.

                  Unless the staff of the Securities and Exchange Commission shall issue a letter stating that it will take no action against the Company if it does not comply in connection with any offer to repurchase or any repurchase of 2008 Debentures under this Article Five (if such offer or repurchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (i) comply with Rule 13e-4 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under this Article Five to be exercised in the time and in the manner specified in this Article Five.

SECTION 5.13 REPAYMENT TO THE COMPANY.

                  The Paying Agent shall, upon Company Request, return to the Company any cash or Common Stock that remain unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by the Paying Agent for the payment of the Repurchase Price; PROVIDED, HOWEVER, that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 5.10 hereof exceeds the aggregate Repurchase Price of the 2008 Debentures or portions thereof which the Company is obligated to repurchase as of the Repurchase Date, then promptly after the Business Day following the Repurchase Date the Paying Agent shall, upon Company Request, return any such excess to the Company together with interest or dividends, if any, thereon. After that, Holders entitled to cash or Common Stock must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person, and all liabilities of the Paying Agent with respect to such cash or Common Stock shall thereupon cease.

SECTION 5.14 CONVERSION ARRANGEMENT ON REPURCHASE.

                  Any 2008 Debentures required to be repurchased by the Company under this Article Five, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Repurchase Date, may be deemed to be purchased from the Holders of such 2008 Debentures for an amount in cash not less than the Repurchase Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such 2008 Debentures from the Holders, to convert them into Common Stock of the Company and to make payment for such 2008 Debentures to the Paying Agent in trust for such Holders. The Paying Agent shall hold and pay to the Holders whose 2008 Debentures are repurchased any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the repurchase of 2008 Debentures. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any 2008 Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in the Indenture and this Second Supplemental Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any 2008 Debentures between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability reasonably incurred without negligence or bad faith on its part arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under the Indenture and this Second Supplemental Indenture, in accordance with the indemnity provisions applicable to the Trustee set forth in the Indenture.


                                   ARTICLE SIX

                            MISCELLANEOUS PROVISIONS

SECTION 6.01 INTEGRAL PART.

                  This Second Supplemental Indenture constitutes an integral part of the Indenture as provided herein and therein.

SECTION 6.02 GENERAL DEFINITIONS.

                  For all purposes of this Second Supplemental Indenture, the terms "herein", "hereof", "hereunder" and other words of similar import refer to this Second Supplemental Indenture.

SECTION 6.03 ADOPTION, RATIFICATION AND CONFIRMATION.

                  The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 6.04  EFFECT OF FIRST SUPPLEMENTAL INDENTURE.

                  None of the provisions of the First Supplemental Indenture shall apply to the 2008 Debentures unless otherwise provided in this Second Supplemental Indenture.

SECTION 6.05  TRUSTEE NOT RESPONSIBLE FOR RECITALS.

                  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

SECTION 6.06  EFFECTIVENESS.

                  This Second Supplemental Indenture shall be effective as of the date hereof.

SECTION 6.07  COUNTERPARTS.

                  This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION 6.08 GOVERNING LAW.

                  THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto fixed and attested as of the day and year first written above.

                                                CORNING INCORPORATED


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:



STATE OF NEW YORK

COUNTY OF
          --------------------------

                  On the day of November, 2001, before me personally came ______________________, to me known, who, being by me duly sworn, did depose and say that he is _____________________________ of CORNING INCORPORATED, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board Directors of said corporation, and that he signed his name thereto by like authority.


                                                      Notary

                                                 JPMORGAN CHASE BANK

                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:




STATE OF NEW YORK

COUNTY OF NEW YORK

                  On the ____ day of November, 2001, before me personally came _______________________, to me known, who, being by me duly sworn, did depose and say that such person is an authorized officer of JPMORGAN CHASE BANK, one of the entities described in and which executed the foregoing instrument; that he or knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board Directors of said corporation, and that such person signed his or her name thereto by like authority.


                                               Notary

                                                                         ANNEX A


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                      FORM OF 3.50% CONVERTIBLE DEBENTURES
                              DUE NOVEMBER 1, 2008

                              CORNING INCORPORATED

Issue Date:  November [x], 2001       Maturity:  November 1, 2008

Principal Amount: $__________          CUSIP: 219350ak1


Registered:  No. R-

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company (the "Depositary") and any payment is made to Cede & Co., or such other name requested by the Depositary ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                  Unless and until it is exchanged in whole or in part for the individual Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  Corning Incorporated, a New York corporation (herein called the "Company", which term includes any successor corporation under the indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $___________ on November 1, 2008, and to pay interest thereon from November [x], 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing May 1, 2002, and at the Stated Maturity thereof, at the rate of 3.50% per annum, until the principal hereof is paid or made available for payment, PROVIDED that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 3.50% per annum (to the extent that the payment of such Defaulted Interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such installment of interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date or, if this Security is listed on any securities exchange, may be paid in any other lawful manner not inconsistent with the requirements of such securities exchange and upon such notice as may be required by such securities exchange, all as more fully provided in the Indenture.

                  Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due at the Stated Maturity of the principal thereof (other than any payment of interest that first becomes payable on a day other than an Interest Payment Date); PROVIDED, HOWEVER, that at the option of the Company, payment of interest may be made by check mailed to the address of the Paying Agent or the Person entitled thereto as such address shall appear in the Security Register; and PROVIDED, FURTHER, that payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  November __, 2001



                                                 CORNING INCORPORATED


                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:



--------------------------
Corporate Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                 JPMORGAN CHASE BANK,
                                                 as Trustee


                                                 -------------------------------
                                                 Authorized Signature

                       [FORM OF REVERSE SIDE OF SECURITY]

                              CORNING INCORPORATED

                3.50% CONVERTIBLE DEBENTURE DUE NOVEMBER 1, 2008

                  This Security is one of a duly authorized issue of senior unsecured securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 8, 2000, as supplemented by the Second Supplemental Indenture (the "Second Supplemental Indenture") thereto, dated as of November __, 2001 (as so supplemented, herein called the "Indenture"), between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $600,000,000 (plus the amount in which the Underwriters exercise their option to purchase addition Securities, such amount not to exceed $90,000,000).

OPTIONAL REDEMPTION

                  No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Price set forth below, on or after November 8, 2004. The Redemption Price, expressed as a percentage of principal amount, is as follows for the following periods:


                                      PERIOD                                           REDEMPTION PRICE
                                      ------                                           ----------------

           Beginning on November 8, 2004 and ending on October 31, 2005                    102.00%
           Beginning on November 1, 2005 and ending on October 31, 2006                    101.50%
           Beginning on November 1, 2006 and ending on October 31, 2007                    101.00%
           Beginning on November 1, 2007 and ending on October 31, 2008                    100.50%

and thereafter is equal to 100% of the principal amount, in each case together with accrued and unpaid interest to, but excluding, the Redemption Date. Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

                  If the Company redeems less than all of the Outstanding Securities, the Trustee will select the Securities to be redeemed (i) by lot;
(ii) pro rata; or (iii) by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder's Securities for partial redemption and the

Holder converts a portion of the same Securities, the converted portion will be deemed to be from the portion selected for redemption, and a new Security or Securities of this series and of like tenor for the unredeemed portion thereof will be issued in the name of the Holder thereof upon the cancellation thereof.

                  Notice of optional redemption by the Company will be mailed by first-class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, interest ceases to accrue on Securities or portions thereof called for redemption.

CONVERSION

                  A Holder of a Security may convert the Security into Common Stock at any time until the close of business on the Business Day immediately preceding the Stated Maturity; PROVIDED, HOWEVER, that if the Security is called for redemption or the Holder thereof exercises its right to require the Company to repurchase the Security upon a Change in Control, the Conversion Right will terminate at the close of business on the Business Day immediately preceding the Redemption Date or Repurchase Date, as the case may be, for such Security (unless the Company shall default in making the redemption or repurchase payment when due, in which case the Conversion Right shall terminate at the close of business on the date such default is cured and such Security is redeemed or repurchased). Any Security in respect of which a Repurchase Notice has been given may not be converted unless such Repurchase Notice has first been validly withdrawn in accordance with Section 5.09 of the Second Supplemental Indenture. The initial Conversion Price is $9.6750 per share of Common Stock, subject to adjustment in certain events described in the Indenture. This is equivalent to a Conversion Rate of 103.3592 shares of Common Stock per $1,000 principal amount of Securities.

                  No fractional shares of Common Stock will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the closing price of the Common Stock on the Trading Day immediately preceding the Conversion Date.

                  To convert a Security, a Holder must (a) complete and manually sign the conversion notice and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, and (d) pay any transfer or similar tax, if required.

                  In case the surrender of the Securities for conversion shall be made during a Record Date Period, the Securities surrendered shall (except if this Security or portion hereof has been called for redemption on a Redemption Date or the Holder hereof exercises its right to require the Company to repurchase this Security upon a Change in Control on a Repurchase Date occurring, in either case, within such Record Date Period or on the Interest Payment Date immediately following the Record Date Period and, as a result, the right to convert this Security would otherwise terminate within such Record Date Period if not exercised), be accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on the Interest Payment Date immediately following such Record Date Period on the principal amount of this Security then being converted, PROVIDED, that if this Security or portion hereof has been called for redemption on a Redemption

Date or is repurchasable upon a Change in Control on a Repurchase Date occurring, in either case, within any Record Date Period or on the Interest Payment Date immediately following the Record Date Period and, as a result, the right to convert this Security would otherwise terminate within such Record Date Period if not exercised and this Security is surrendered for conversion during such Record Date Period, then the Holder of this Security on such Interest Payment Date will be entitled to receive the interest accruing hereon from the Interest Payment Date immediately preceding the date of such conversion to such succeeding Interest Payment Date and the Holder of this Security who converts this Security or a portion hereof during such Record Date Period shall not be required to pay such interest upon surrender of this Security for conversion. Subject to the provisions of the preceding sentence and, in the case of a conversion within a Record Date Period, to the right of the Holder of this Security (or any Predecessor Security of record as of such Regular Record Date) to receive the related installment of interest to the extent and under the circumstances provided in the Indenture, no cash payment or adjustment is to be made on conversion for interest accrued hereon from the Interest Payment Date immediately preceding the day of conversion, or for dividends on the Common Stock issued on conversion hereof.

                  The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which its Security is convertible and such delivery will be deemed to satisfy the Company's obligations to pay the principal amount of this Security.

                  The Conversion Price is subject to adjustment as provided in the Indenture. No adjustment in the Conversion Price will be made until such adjustment would require an increase or decrease of at least one percent of such price, provided that any adjustment that would otherwise be made will be carried forward and taken into the account in the computation of any subsequent adjustment.

                  In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of the Common Stock) or the conveyance, transfer, sale or lease of all or substantially all the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and the property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease (assuming such holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person, failed to exercise any rights of election and received per share the kind and amount of securities, cash and property received per share by a plurality of the Non-Electing Shares).

REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER UPON A CHANGE IN CONTROL

                  At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 35 Business Days after the occurrence of a Change in Control, at a Repurchase Price equal to 100% of the principal amount of the Securities to be repurchased plus the interest accrued and unpaid to, but excluding, the Repurchase Date. The Repurchase Price may be paid, at the option of the Company, in cash or by the issuance of Common Stock having a fair market value equal to the Repurchase Price as provided in Article Five of the Second Supplemental Indenture, or in any combination thereof. For purposes of this paragraph, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the closing prices per share for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date. The Holder shall deliver a Repurchase Notice to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date in order to exercise its right to require the Company to repurchase this Security upon a Change in Control. The Holder shall have the right to withdraw any Repurchase Notice (in whole or in a portion thereof that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION OR REPURCHASE

                  Any Security called for redemption, or as to which a Repurchase Notice has been given but not withdrawn, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date or Repurchase Date, as the case may be, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price or Repurchase Price, as the case may be, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Paying Agent in trust for such Holders.

TRANSFER

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency maintained by the Company for such purposes in a Place of Payment for Securities of this series, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series, of any authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

                  The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this Security, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer or exchange, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this

Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations on transfers and exchanges of Global Securities.

AMENDMENT, SUPPLEMENT AND WAIVER

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

SUCCESSOR CORPORATION

                  When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

DEFAULTS AND REMEDIES

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

NO RECOURSE AGAINST OTHERS

                  No recourse shall be had for the payment of the principal of or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

AUTHENTICATION

                  This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

INDENTURE TO CONTROL; GOVERNING LAW

                  In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ABBREVIATIONS AND DEFINITIONS

                  Customary abbreviations may be used in the name of the Holder or an assignee, such as:

                  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

                  All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

CONVERSION NOTICE

                  To convert this Security into Common Stock of the Company, check the box: [ ]

                  To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $_____________.

                  If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
                (Insert other person's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------
            (Print or type other person's name, address and zip code)

Your Signature:                                          Date:
               ------------------------------------           ------------------

     (Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:
                         -------------------------------------------------------


By:
     ---------------------------------------


                  *The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program
                  (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or
                  (iv) such other guaranty program acceptable to the Trustee.